UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a party other than the Registrant     [    ]

Check the appropriate box:

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[ ]	Definitive Additional Materials
[ ]	Soliciting Material Under Rule 14a-12

INVESTAR HOLDING CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2015 Notice and Proxy Statement

INVESTAR HOLDING CORPORATION

7244 Perkins Road

Baton Rouge, Louisiana 70808

April 10, 2015

Dear Shareholder:

On behalf of the board of directors, we cordially invite you to attend the 2015 Annual Meeting of Shareholders of Investar Holding Corporation. The annual meeting will be held beginning at 3:00 p.m., Central time, on Wednesday, May 20, 2015 at Investar Bank, 10500 Coursey Boulevard, Third Floor, Baton Rouge, Louisiana 70816. The formal notice of the annual meeting appears on the next page. At the annual meeting, you will be asked to:

1.	Elect 14 directors, each to serve a one-year term;

2.	Ratify the appointment of Postlethwaite & Netterville APAC as our independent registered public accountants for 2015; and

3.	Transact such other business as may properly come before the annual meeting or any adjournments thereof.

The accompanying proxy statement provides detailed information concerning the matters to be acted upon at the annual meeting. We urge you to review this proxy statement and each of the proposals carefully. It is important that your views be represented at the annual meeting regardless of the number of shares you own or whether you are able to attend the annual meeting in person.

On April 10, 2015, we posted on our Internet website, http://www.proxydocs.com/ISTR, a copy of our 2015 proxy statement, proxy card and our Annual Report on Form 10-K for the year ended December 31, 2014 (which serves as our annual report to shareholders), and we mailed these materials to our shareholders on that date.

You may vote your shares via a toll-free telephone number or on the Internet or by signing, dating and mailing the accompanying proxy card in the envelope provided. Instructions regarding the three methods of voting by proxy are contained on the proxy card. As always, if you are the record holder of our stock, you may vote in person at the annual meeting. The accompanying proxy statement explains how to obtain directions to the meeting.

On behalf of our board of directors, I would like to express our appreciation for your continued interest in Investar Holding Corporation.

Sincerely,

John J. D’Angelo

President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for

the Shareholder Meeting to be held on May 20, 2015:

Investar Holding Corporation’s 2015 proxy statement, proxy card and Annual Report on Form 10-K for the year ended December 31, 2014 are available at http://www.proxydocs.com/ISTR

INVESTAR HOLDING CORPORATION

7244 Perkins Road

Baton Rouge, Louisiana 70808

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME:	3:00 p.m., Central time, on Wednesday, May 20, 2015

PLACE:	Investar Bank
10500 Coursey Boulevard, Third Floor
Baton Rouge, Louisiana 70816

ITEMS OF BUSINESS:	1. To elect 14 directors, each to serve a one-year term.
2. To ratify the appointment of Postlethwaite & Netterville APAC as our independent registered public accountants for 2015.
3. To transact such other business as may properly come before the annual meeting or any adjournments thereof.

RECORD DATE:	You can vote if you were a shareholder of record as of the close of business on March 23, 2015.

ANNUAL REPORT:

Our Annual Report on Form 10-K for the year ended December 31, 2014 (which serves as our annual report to shareholders), which is not part of the proxy solicitation material, is also enclosed. All of these documents are also accessible on our Internet website, http://www.proxydocs.com/ISTR.

PROXY VOTING:

It is important that your shares be represented and voted at the annual meeting. You may vote your shares via a toll-free telephone number, on the Internet or by signing, dating and mailing the accompanying proxy card in the envelope provided. Instructions regarding the three methods of voting are contained on the proxy card. Any proxy may be revoked at any time prior to its exercise at the annual meeting.

By Order of the Board of Directors,

John J. D’Angelo

President and Chief Executive Officer

Baton Rouge, Louisiana

April 10, 2015

INVESTAR HOLDING CORPORATION

PROXY STATEMENT

INDEX

Are the directors independent?	10
What is the board’s leadership structure, and why have we selected this structure?	10
What is the board’s role in risk oversight?	10
How are directors compensated?	11

i

ii

INVESTAR HOLDING CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON WEDNESDAY, MAY 20, 2015

We are furnishing this proxy statement to the shareholders of Investar Holding Corporation in connection with the solicitation of proxies by its board of directors for use at the Annual Meeting of Shareholders of Investar Holding Corporation to be held at 3:00 p.m., Central time, on Wednesday, May 20, 2015, at Investar Bank, 10500 Coursey Boulevard, Third Floor, Baton Rouge, Louisiana 70816, as well as in connection with any adjournments or postponements of the meeting. In this proxy statement, Investar Holding Corporation is referred to as “Investar”, “we”, “our”, “us” or the “Company”, and Investar Bank is referred to as the “Bank”.

As required by the Securities and Exchange Commission, or SEC, rules, we are making this proxy statement, our proxy card and our Annual Report on Form 10-K for the year ended December 31, 2014 (which serves as our annual report to shareholders) available to our shareholders electronically. On April 10, 2015, we posted these materials on our Internet website, http://www.proxydocs.com/ISTR. On the same date, we mailed this proxy statement, our proxy card and Annual Report on Form 10-K for the year ended December 31, 2014 to our shareholders.

VOTING YOUR SHARES

Who is soliciting proxies from the shareholders?

Our board of directors is soliciting your proxy. The proxy provides you with the opportunity to vote on the proposals presented at the annual meeting, whether or not you attend the meeting.

What will be voted on at the annual meeting?

1.	The election of 14 directors, each to serve a one-year term; and

2.	The ratification of the appointment of Postlethwaite & Netterville APAC as our independent registered public accountants for 2015.

Your proxy will also give the proxy holders discretionary authority to vote the shares represented by the proxy on any matter, other than the above proposals, that is properly presented for action at the annual meeting.

How will we solicit proxies, and who bears the cost of proxy solicitation?

Our directors, officers and employees may solicit proxies by telephone, mail, facsimile, via the Internet or by overnight delivery service. These individuals do not receive separate compensation for these services. Also, we have retained and pay a fee to Computershare, Inc. to perform services in connection with our common stock, including assistance with the solicitation of proxies, but we pay no separate compensation to Computershare, Inc. solely for the solicitation of proxies. Finally, in accordance with SEC regulations, we will reimburse brokerage firms and other persons representing beneficial owners of our common stock for their reasonable expenses in forwarding solicitation materials to such beneficial owners.

Who can vote at the annual meeting?

Our board of directors has fixed the close of business on Monday, March 23, 2015, as the record date for our annual meeting. Only shareholders of record on that date are entitled to receive notice of and vote at the annual meeting. As of March 23, 2015, our only outstanding class of securities was common stock, $1.00 par value per share. On that date, we had 40,000,000 shares of common stock authorized, of which 7,268,344 shares were outstanding.

You (if you, rather than your broker, are the record holder of our stock) can vote either in person at the annual meeting or by proxy, whether or not you attend the annual meeting. If you would like to attend the annual meeting in person and need directions, please contact Patrice Theriot by e-mail at patrice.theriot@investarbank.com or by telephone at (225) 448-5468. You may vote your shares by proxy via a toll-free telephone number, on the Internet or by signing, dating and mailing the accompanying proxy card in the envelope provided. Instructions regarding the three methods of voting by proxy are contained on the proxy card.

How many votes must be present to hold the annual meeting?

A “quorum” must be present to hold our annual meeting. The presence, in person or by proxy, of a majority of the votes entitled to be cast at the annual meeting constitutes a quorum. Your shares, once represented for any purpose at the annual meeting, are deemed present for purposes of determining a quorum for the remainder of the meeting and for any adjournment, unless a new record date is set for the adjourned meeting. This is true even if you abstain from voting with respect to any matter brought before the annual meeting.

How many votes does a shareholder have per share?

Our shareholders are entitled to one vote for each share held.

What is the required vote on each proposal?

Directors are elected by plurality vote; the candidates up for election who receive the highest number of votes cast, up to the number of directors to be elected, are elected. Shareholders do not have the right to cumulate their votes.

The proposal to ratify our appointment of Postlethwaite & Netterville APAC, or Postlethwaite & Netterville, as our independent registered public accountants for 2015 is approved by our shareholders if the votes cast favoring the ratification exceed the votes cast opposing the ratification.

How will the proxy be voted, and how are votes counted?

If you vote by proxy (either by properly completing and returning a paper proxy card or voting by telephone or on the Internet), the shares represented by your proxy will be voted at the annual meeting as you instruct, including any adjournments or postponements of the meeting. If you return a signed proxy card but no voting instructions are given, the proxy holders will exercise their discretionary authority to vote the shares represented by the proxy at the annual meeting and any adjournments or postponements as follows:

1.

“FOR” the election of nominees James M. Baker, Thomas C. Besselman, Sr., James H. Boyce, III, Robert M. Boyce, Sr., J.E. Brignac, Jr., John J. D’Angelo, Robert L. Freeman, William H. Hidalgo, Sr., Gordon H. Joffrion, III, David J. Lukinovich, Suzanne O. Middleton, Andrew C. Nelson, M.D., Carl R. Schneider, Jr. and Frank L. Walker.

2.	“FOR” the ratification of the appointment of Postlethwaite & Netterville as our independent registered public accountants for 2015.

If you hold your shares in a broker’s name (sometimes called “street name” or “nominee name”), you must provide voting instructions to your broker. If you do not provide instructions to your broker, your shares will not be voted on any matter on which your broker does not have discretionary authority to vote, which generally includes non-routine matters. A vote that is not cast for this reason is called a “broker non-vote.” Broker non-votes will be treated as shares present for the purpose of determining whether a quorum is present at the meeting, but they will not be considered present for purposes of calculating the vote on a particular matter, nor will they be counted as a vote FOR or AGAINST a matter or as an abstention on the matter. The ratification of our appointment of our independent registered public accountants is generally considered a routine matter for broker voting purposes, but the election of directors is not considered a routine matter.

Under Louisiana law, an abstention by a shareholder who is either present in person at the annual meeting or represented by proxy is not a vote “cast” and is counted neither “for” nor “against” the matter subject to the abstention.

Can a proxy be revoked?

Yes. You can revoke your proxy at any time before it is voted. You revoke your proxy (1) by giving written notice to our Corporate Secretary before the annual meeting, (2) by granting a subsequent proxy either by telephone or on the Internet or (3) by delivering a signed proxy card dated later than your previous proxy. If you, rather than your broker, are the record holder of our stock, a proxy can also be revoked by appearing in person and voting at the annual meeting. Written notice of the revocation of a proxy should be delivered to the following address: Randolf F. Kassmeier, Corporate Secretary, Investar Holding Corporation, 7244 Perkins Road, Baton Rouge, Louisiana 70808.

How do I obtain a separate set of proxy materials or request a single set for my household?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, which will apply to future annual meetings, we will deliver only one copy of our annual report and proxy statement to shareholders who have the same address and last name unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure reduces our printing costs and postage fees. Each shareholder who participates in householding will continue to be able to access or receive a separate proxy card.

If you wish to receive a separate annual report and a separate proxy statement in the future, please contact Randolf F. Kassmeier, our Corporate Secretary, at (504) 609-2105, or write to Mr. Kassmeier at Investar Holding Corporation, Attn.: Corporate Secretary, 7244 Perkins Road, Baton Rouge, Louisiana 70808. You may also send an email to Mr. Kassmeier at randy.kassmeier@investarbank.com. If you have multiple accounts in your name or share an address with other shareholders, you can authorize us to discontinue mailings of multiple annual reports and proxy statements by calling or writing to or emailing our Corporate Secretary.

Shareholders who beneficially own shares of our common stock held in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

STOCK OWNERSHIP

Does any person own more than 5% of our common stock?

As of March 23, 2015, we had approximately 1,119 shareholders of record. The following table sets forth information regarding the beneficial ownership of our common stock as of March 23, 2015 by each person or entity, including any group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or the Exchange Act), known to us to be the beneficial owner of 5% or more of our outstanding common stock. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act and is based upon the number of shares of our common stock outstanding as of March 23, 2015, which was 7,268,344 shares.

Name and Address	Number of Shares Beneficially Owned		Percent of Class

Wellington Management Group LLP c/o Wellington Management Company LLP 280 Congress Street Boston, Massachusetts 02210	492,300	(1)	6.8%

(1)

The amount shown in the table above and the following information are based on a Schedule 13G filed with the SEC on February 12, 2015 by Wellington Management Group LLP (“Wellington”) reporting beneficial ownership as of December 31, 2014. Wellington has shared voting and dispositive power with respect to all of the shares covered by the Schedule 13G. Wellington is a registered investment advisor to clients of Wellington that are the record owners of the shares. To the knowledge of Wellington, no client owns more than 5% of our common stock.

How much stock is beneficially owned by our directors and executive officers?

The following table includes information about the common stock owned by our directors, nominees and executive officers, as of March 23, 2015, including their name, position and the number of shares beneficially owned. Each of the persons listed in the table below under the heading “Directors and Nominees” currently serves as a director of the Company. Unless otherwise noted, the persons below have sole voting power and investment power with respect to the listed shares (subject to any applicable community property laws). The business address for each of the directors and executive officers listed below is 7244 Perkins Road, Baton Rouge, Louisiana 70808. In computing each listed person’s particular percentage ownership, we deemed outstanding shares of common stock subject to options or warrants held by that person that are exercisable currently or within 60 days of March 23, 2015. However in accordance with SEC rules, we did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person.

	Number of Shares		Total	Percentage(2)
Directors and Nominees:
James M. Baker	23,482	(2)	23,482	*
Thomas C. Besselman, Sr.	87,830	(2)	87,830	1.21%
James H. Boyce, III	9,057	(2)	9,057	*
Robert M. Boyce, Sr.	51,062	(2)	51,062	*
John Emmet “J.E.” Brignac, Jr.	11,916	(2)	11,916	*
Robert L. Freeman	8,934	(2)	8,934	*
William H. Hidalgo, Sr.	55,378	(3)	55,378	*
Gordon H. Joffrion, III	24,578	(4)	24,578	*
David J. Lukinovich	41,932	(5)	41,932	*
Suzanne O. Middleton	23,539	(2)	23,539	*
Andrew C. Nelson, M.D.	74,842	(6)	74,842	1.03%
Carl R. Schneider, Jr.	9,476	(7)	9,476	*
Frank L. Walker	27,083	(2)	27,083	*

Named Executive Officers:
John J. D’Angelo	143,627	(8)		1.98%
Christopher L. Hufft	13,190	(9)		*
Ryan P. Finnan	10,279	(10)		*
All directors, nominees and executive officers as a group (19 persons total)	640,678			8.81%

*	Represents less than 1%, based on 7,268,344 shares of our common stock issued and outstanding as of March 23, 2015.
(1)

Ownership percentages reflect the ownership percentage assuming that such person, but no other person, exercises all stock options and warrants to acquire shares of our common stock held by such person that are exercisable currently or within 60 days of March 23, 2015. The ownership percentage of all directors, nominees and executive officers, as a group, assumes that all 19 persons, but no other persons, exercise all stock options and warrants to acquire shares of our common stock held by such person that are exercisable currently or within 60 days of March 23, 2015.

(2)

As to each individual, consists of 454 shares of restricted stock awarded on February 18, 2015 that will vest in one half increments on December 31, 2015 and December 31, 2016 (the “2015 director stock award”).

(3)	Includes (i) 19,571 shares registered in the name of William H. Hidalgo Trust, (ii) 4,566 shares registered in the name of Mr. Hidalgo’s wife, and (iii) the 2015 director stock award.
(4)	Includes (i) 11,610 shares registered in the name of Mr. Joffrion’s spouse, and (ii) the 2015 director stock award.
(5)

Includes (i) 16,652 of shares registered in the name of Solomon’s Portico, LLC, an affiliate of Mr. Lukinovich, (ii) 16,229 shares registered in the name of Mr. Lukinovich’s spouse and minor child, and (iii) the 2015 director stock award.

(6)	Includes (i) 7,689 shares registered in the name of AJ’s Investment Co., LLC, an affiliate of Dr. Nelson, and (ii) the 2015 director stock award.
(7)	Includes (i) 1,807 shares registered in the name of Mr. Schneider’s spouse, and (ii) the 2015 director stock award.
(8)

Mr. D’Angelo is also a director. His ownership consists of (i) 2,074 shares held in brokerage accounts by John J. D’Angelo for the benefit of his four minor children, (ii) 1,500 shares of unvested restricted stock awarded on July 1, 2012 to vest one-fifth per year over a five year period ending June 30, 2017, and (iii) 3,429 shares of unvested restricted stock awarded on July 1, 2013 to vest one-fifth per year over a five year period ending June 30, 2018.

(9)	Includes 1,071 shares of unvested restricted stock awarded on April 1, 2014 to vest one-fifth per year over a five year period ending March 31, 2019.
(10)

Includes (i) 730 shares of unvested restricted stock awarded on July 1, 2012 to vest one-fifth per year over a five year period ending June 30, 2017, and (ii) 1,715 shares of unvested restricted stock awarded on July 1, 2013 to vest one-fifth per year over a five year period ending June 30, 2018.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the SEC and the NASDAQ Stock Market, LLC (“Nasdaq”) reports of ownership of our securities and changes in their ownership on Forms 3, 4 and 5. Executive officers, directors and greater than 10% shareholders are required by SEC rules to furnish us with copies of all Section 16(a) reports they file.

Based solely upon a review of the reports on Forms 3 and 4 and amendments thereto furnished to us in 2014 and Forms 5 and amendments thereto furnished to us with respect to 2014, or written representations from reporting persons that no Form 5 filing was required, we believe that in 2014 our executive officers, directors and greater than 10% owners timely filed all reports they were required to file under Section 16(a).

BOARD OF DIRECTORS

How many directors serve on the board, and who are the current directors?

Effective as of the annual meeting, a total of 14 directors serve on our board. Assuming that all of our nominees for director are elected, after the annual meeting there will be 14 directors, each of whom will have been elected for a one-year term. Dr. James L. Nelson resigned from his position on the board in August, 2014 and so we have not included any information about Dr. Nelson below.

The following lists each director currently serving on our board and includes a brief discussion of the experience, qualifications and skills that led us to conclude that such individual should be and remain a member of our board. We believe that our board of directors consists of a diverse collection of individuals who possess the integrity, education, work ethic and ability to work with others necessary to oversee our business effectively and to represent the interests of all shareholders, including the qualities listed under the question “Who serves on the nominating and governance committee, and what are its responsibilities?” below. We have attempted below to highlight certain notable experience, qualifications and skills for each director, rather than provide an exhaustive catalog of each and every qualification and skill that a director possesses.

Name	Age	Background, Qualifications and Skills

James M. Baker Director since 2013	60

Since 1999, Mr. Baker has been the President and CEO of TOPCOR Companies, LLC, a consolidated group of 12 specialty contracting firms servicing the infrastructure and industrial markets, with offices in Houston, Texas, Lake Charles and Baton Rouge, Louisiana, Augusta, Georgia and Tampa, Florida. Through his business activities, Mr. Baker brings a strong sense of the business conditions in our markets that is valuable to the board. He also understands the capital needs and other challenges that many of our business customers face, and his insights on this topic help us tailor our products and services for business owners.

Thomas C. Besselman, Sr. Director since 2009	65

Since 1971, Mr. Besselman has been a licensed Health, Life and Accident Insurance Professional. He is the former owner of The Besselman & Little Agency, L.L.C. in Baton Rouge, Louisiana, which he sold in April 2012. Mr. Besselman has also been the owner of H. R. Solutions, L.L.C., which provides the Bank’s payroll processing services, since June 2006. As a business owner, Mr. Besselman is able to add a borrower’s perspective to board discussions. Mr. Besselman’s extensive relationships in the Baton Rouge community also qualify him to serve on our board.

James H. Boyce, III Director since 2013	48

For over 19 years, Mr. Boyce has owned several convenience stores and three consumer loan and sub-prime auto lending companies in Ascension Parish, Louisiana. Consumer loans comprise a significant portion of our lending activities, and Mr. Boyce’s ownership of consumer loan companies allows him to provide sound advice regarding this aspect of our operations. In addition, being located in Ascension Parish, Louisiana, Mr. Boyce’s knowledge of this area helps us shape our policies for this and the other suburban areas of our markets.

Name	Age	Background, Qualifications and Skills

Robert M. Boyce, Sr. Director since 2013	62

Mr. Boyce is retired, having recently sold his interest in Louisiana Machinery Company, L.L.C., a Caterpillar distributor located in Baton Rouge, Louisiana. From 1975 until August 2014, Mr. Boyce was an owner and officer of Louisiana Machinery Co., L.L.C. Mr. Boyce’s extensive experience in the Baton Rouge business community, and his significant contacts within the community, qualify him to serve on our board.

John Emmerit “J.E.” Brignac, Jr. Director since 2013	74

From September 2003 until June 2014, Mr. Brignac was a director and employee of Imperial Management Corporation and its subsidiaries, which are engaged in the insurance industry, serving as the chairman of the board from September 2003 until May 2013. Since 1990, Mr. Brignac has been employed in an administrative capacity at Imperial Fire and Casualty Insurance Company, and has served as a director of such company and of National Automotive Insurance Company since June 2014. In addition to his extensive business experience, Mr. Brignac’s service as a director of a corporation with broad operations enables him to assist the board in corporate governance matters. In addition, Mr. Brignac resides in Prairieville, Louisiana, and he is thus able to advise the board regarding business conditions in that community.

John J. D’Angelo Director since 2009	55

Mr. D’Angelo has been the President and Chief Executive Officer of the Company since our organization as a bank holding company in 2013. He has also served as the Bank’s President and Chief Executive Officer since its organization in 2006. Prior to the Bank’s organization, Mr. D’Angelo was manager of the private banking, small business banking, construction lending, brokerage and trust areas of Hibernia National Bank (the predecessor to Capital One, N.A.) for more than six years in the East Baton Rouge Parish, Louisiana, market. From 1996 to 2005, Mr. D’Angelo was president and director of Aegis Lending Corporation, a company with lending operations in 46 states and the District of Columbia. As one of the founders of the Bank and its current Chief Executive Officer, Mr. D’Angelo has a detailed understanding of our history, current operations and future plans and strategies. His extensive banking experience is an additional qualification to serve on our board.

Robert L. Freeman Director since 2013	80

Judge Freeman is retired. From 1968 until 1980, Judge Freeman was a member of the Louisiana House of Representatives, and from 1980 to 1988 he served as the Lieutenant Governor of Louisiana. From 1990 to 1996, he was a judge in Iberville Parish, Louisiana. Judge Freeman is qualified to serve on our board on account of his broad experience in leadership positions, as well as his active involvement in civic endeavors in the Baton Rouge area. In addition, his judicial background allows him to bring a legal point of view to the risks and challenges we face.

William H. Hidalgo, Sr. Director since 2013	75	Mr. Hidalgo, the Chairman of our board, is the owner and managing member of Halimar Shipyard, LLC, a shipyard management company in Morgan City, Louisiana, and is an active marine

Name	Age	Background, Qualifications and Skills

consulting engineer. From May 1994 to October 2001, Mr. Hidalgo served as President and CEO of Conrad Industries, Inc. in Morgan City. As with a number of other directors, as a business owner, Mr. Hidalgo is able to add a borrower’s perspective to board discussions. His significant experience owning and operating companies also enables him to help the board efficiently manage the Company’s growth.

Gordon H. Joffrion, III Director since 2013	61

Mr. Joffrion has been a licensed general contractor since 1979. Since 2006, he has been the General Manager of Joffrion Construction, Inc. in Baton Rouge, Louisiana. Mr. Joffrion’s long-standing business and personal relationships in the Baton Rouge area, as well as his strong sense of the business conditions in Baton Rouge, qualify him to serve on the board.

David J. Lukinovich Director since 2013	55

Mr. Lukinovich is a board certified tax attorney and a board certified estate planning and administration attorney. He has been president of his law firm, David J. Lukinovich, APLC, since 1995. Mr. Lukinovich’s extensive knowledge of tax matters provides the board with valuable insight regarding the tax implications of our strategies. Also, Mr. Lukinovich’s legal practice gives him insight regarding the issues that are important to our individual customers.

Suzanne O. Middleton Director since 2013	55

Ms. Middleton is the Chief Financial Officer of Credit One, LLC, a debt buying and collection company based in Metairie, Louisiana. She has held such position since April 1999. As a chief financial officer, Ms. Middleton is able to use her understanding of financial and accounting matters to help us shape our business plans. Also, her knowledge of the New Orleans area allows her to provide insight regarding our growth plans in this market.

Andrew C. Nelson, M.D. Director since 2013	49

Dr. Nelson is a board certified gastroenterologist. He has been a practicing partner with Gastroenterology Associates in Baton Rouge, Louisiana, since 1997. In addition to the different perspective on our banking operations that Dr. Nelson’s background as a physician gives him, Dr. Nelson is also a small business owner and adds this viewpoint to board discussions.

Carl R. Schneider, Jr. Director since 2013	51

Since 2002, Mr. Schneider has served as the Chief Information Officer of Gray and Company, Inc., the parent entity of multiple companies that engage in oil and gas exploration, property and casualty insurance and property management, among other activities, headquartered in Metairie, Louisiana. Since February 2014, he has also served as the presiding manager of Denkmann Interests, a collection of privately-held businesses headquartered in Flowood, Mississippi, that engage in land management, forestry, commercial real estate and oil and gas production. Mr. Schneider is also an adjunct instructor at the College of Business at Southeastern Louisiana University and serves on a number of non-profit boards. Mr. Schneider’s significant business experience, as well as his longstanding business and personal relationships in New Orleans, qualify him to serve on our board.

Name	Age	Background, Qualifications and Skills

Frank L. Walker Director since 2013	54

Mr. Walker has been the Chief Financial Officer of JP Oil Holdings, LLC since 1996. JP Oil Holdings, headquartered in Lafayette, Louisiana, is an oil and gas exploration and production company operating nearly 200 active wells across several states. In addition to his understanding of financial matters resulting from his business experience, Mr. Walker’s knowledge and contacts in Lafayette help us to develop our strategies to further expand our presence in this area.

Are the directors independent?

Our board has determined that each of James M. Baker, James H. Boyce, III, Robert M. Boyce, Sr., J.E. Brignac, Jr., Robert L. Freeman, David J. Lukinovich, Suzanne O. Middleton, Andrew C. Nelson, M.D., Carl R. Schneider, Jr. and Frank L. Walker is an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Marketplace Rules. Dr. James L. Nelson, who resigned from the board in August 2014, was also an “independent director.”

The board considered the relationships between our directors and Investar or the Bank when determining each director’s status as an “independent director” under Rule 5605(a)(2) of the Nasdaq Marketplace Rules, including the relationships listed below under the questions “Are directors and executive officers indebted to the Bank?” and “Are there any other related person transactions?” The board determined that these relationships did not affect any director’s status as an “independent director.” Furthermore, we are not aware of any family relationships between any director, executive officer or person nominated to become a director or executive officer.

What is the board’s leadership structure, and why have we selected this structure?

The board has not adopted a formal policy regarding the separation of the roles of Chairman of the Board and Chief Executive Officer because the board believes that it is in our best interests to make that determination from time to time based on the position and direction of our organization and the composition of our board. Currently, Mr. Hidalgo serves as Chairman of the Board of the Company and the Bank, while Mr. D’Angelo is the President and Chief Executive Officer of the Company and the Bank. We believe at this time this structure (as opposed to combining the positions of chairman and chief executive officer) is appropriate for us for two primary reasons. First, having a separate board chairman allows Mr. D’Angelo to completely focus on his primary responsibilities, that is, implementing our strategic plans and managing the day-to-day operations of the Company and the Bank. Mr. D’Angelo’s time is not occupied with fulfilling the duties of the chairman of the board, such as scheduling board meetings and otherwise managing the board of directors. Second, we believe that having the board chairman position separate from the Chief Executive Officer allows the board of directors to more effectively fulfill its obligation to oversee our management.

What is the board’s role in risk oversight?

Although the full board of directors is ultimately responsible for the oversight of our risk management processes, the board is assisted in this task by a number of its committees and committees of the Bank’s board of directors. These committees are primarily responsible for considering and overseeing the risks within their particular area of concern. For example, our audit committee focuses on financial reporting and operational risk. As provided in its charter, the audit committee is required to meet regularly with management, our independent registered public accountants and our internal auditors to discuss the integrity of our financial reporting processes and internal controls as well as the steps that have been taken to monitor and control risks related to such matters. The Bank’s credit committee is primarily responsible for credit and other risks arising in connection with our lending activities, which includes overseeing management committees that also address these risks. The Bank’s asset-liability committee monitors our interest rate risk, with the goal of structuring our asset-liability composition to maximize net interest income while minimizing the adverse impact of changes in interest rates on net interest income and capital. Finally, our compensation committee, whose duties are described in more detail below, evaluates the risks that our executive compensation programs may generate.

Each committee meets regularly with management to assist it in identifying all of the risks within such committee’s areas of responsibility and in monitoring and, where necessary, taking appropriate action to mitigate the applicable risks. At each board meeting, the committee chairman provides a report to the full board of directors on issues related to such committee’s risk oversight duties. To the extent that any risks reported to the full board need to be discussed outside the presence of management, the board will call an executive session to discuss these issues.

We believe the board’s approach to fulfilling its risk oversight responsibilities complements its leadership structure. In his capacity as Chairman of the Board, Mr. Hidalgo reviews whether board committees are addressing their risk oversight duties in a comprehensive and timely manner. Based on the outcome of these reviews, Mr. D’Angelo can assist these committees in fulfilling their duties by (1) requiring that our management team provide these committees with all requested reports and other information as well as with access to our employees and (2) implementing recommendations of the various board committees to mitigate risk.

How are directors compensated?

We pay our non-employee directors fees for their participation in board meetings held throughout the year (we do not pay our directors additional fees for attending committee meetings or chairing a committee). Directors who are also our employees do not receive additional compensation for their service as directors. In 2014, our non-employee directors were paid $150 for each board meeting attended (including Bank board meetings).

The following table sets forth compensation paid during 2014 to each of our non-employee directors:

Name	Fees Earned or Paid in Cash	Total
James H. Boyce, III, Robert L. Freeman, David J. Lukinovich, William H. Hidalgo, Sr., Suzanne O. Middleton, Andrew C. Nelson, M.D. and Carl R. Schneider, Jr.	$1,650	$1,650

James M. Baker, Thomas C. Besselman, Sr., J.E. Brignac, Jr., Gordon H. Joffrion, III and Frank L. Walker	$1,500	$1,500

Robert M. Boyce, Sr.	$1,200	$1,200

James L. Nelson, M.D.(1)	$1,050	$1,050

(1)	Resigned as a director effective August 21, 2014.

We also reimburse our directors for expenses they incur in connection with their service on our board, such as travel and lodging expenses.

How many meetings did the board hold during 2014?

Our board held 11 meetings during 2014. All directors attended at least 75% of the total number of board meetings and the meetings of the committees on which they served. The members of the board who are “independent directors” under Nasdaq Rule 5605(a)(2) met in executive session once during 2014 after the completion of our initial public offering.

We do not have a policy requiring director attendance at our annual meeting. All of our current directors attended the 2014 annual meeting. We expect our entire board to attend this year’s annual meeting.

What committees has the board established?

To assist it in the performance of its responsibilities, our board of directors has established standing committees. These committees include our executive committee as well as our audit committee, compensation committee and nominating and governance committee. The board also may establish additional committees as it deems necessary or appropriate, in accordance with applicable law and regulations and our corporate governance documents.

William H. Hidalgo, Sr. (Chairman), Thomas C. Besselman, Sr., John J. D’Angelo, Suzanne O. Middleton and Andrew C. Nelson, M.D. are the members of the executive committee. The executive committee has been empowered to make decisions with respect to matters under the direction and control of our board when the board is not in session.

Who serves on the audit committee, and what are its responsibilities?

Robert M. Boyce, Sr. (Chairman), Robert L. Freeman, David J. Lukinovich, Carl R. Schneider, Jr. and Frank L. Walker are the members of the audit committee. The board has determined that each member of the audit committee (1) is an “independent director” as defined in Rule 5605(a)(2) of the Nasdaq Marketplace Rules, (2) meets the criteria for independence in Rule 10A-3(b)(1) of the Exchange Act and (3) satisfies the other requirements for audit committee membership under the Nasdaq Marketplace Rules. The board has determined that David J. Lukinovich qualifies as an “audit committee financial expert” under applicable SEC rules and regulations and satisfies the financial sophistication requirements under Rule 5605(c)(2)(A) of the Nasdaq Marketplace Rules. During 2014, the audit committee held seven meetings.

The audit committee assists the board of directors in fulfilling its responsibilities for general oversight of our financial reporting process. Among other things, the committee’s responsibilities include:

•	monitoring the integrity of our financial reporting process and system of internal controls and overseeing the internal audit department;

•	reviewing and approving the scope of the annual audit, the audit fee and the financial statements and pre-approving all auditing and permitted non-audit services;

•	appointing, compensating and monitoring the independence and performance of our independent registered public accountants; and

•	complying with legal and regulatory requirements relating to financial reporting and auditing matters.

The audit committee has adopted a written charter, a copy of which is available at www.investarbank.com by clicking on “Corporate Governance” under the “Investor Relations” tab and then clicking on “Audit Committee Charter”.

Who serves on the compensation committee, and what are its responsibilities?

Suzanne O. Middleton (Chairman), James M. Baker, James H. Boyce, III and Andrew C. Nelson, M.D. are the members of the compensation committee. Each member of the compensation committee (1) is an “independent director” as defined in Rule 5605(a)(2) of the Nasdaq Marketplace Rules and (2) is a “non-employee director,” as defined in Rule 16b-3 promulgated under the Exchange Act. In determining that each member of the compensation committee is an independent director, the board considered factors specifically relevant to determining whether such member has or had a relationship with us or the Bank that materially affects the member’s ability to be independent from management in connection with the duties of a compensation committee member, including those factors listed in Rule 5605(d)(2) of the Nasdaq Marketplace Rules. The compensation committee meets with the frequency necessary to perform its duties and responsibilities. The committee met a total of three times during 2014.

The compensation committee is responsible for overseeing our compensation arrangements for our executives and directors. Among other things, the compensation committee reviews and approves our overall compensation structure, policies and programs (including benefit plans) to ensure that our compensation structure appropriately incentivizes our executive officers and other employees and otherwise meets our corporate objectives. The compensation committee is also responsible for setting the compensation payable to our Chief Executive Officer and our other named executive officers and for administering our equity incentive plans and other incentive compensation plans. Except as may be limited by applicable law, stock exchange rules and its charter, the compensation committee may delegate its authority to the extent it deems necessary or appropriate. Responsibility for the ministerial or day-to-day administration of our executive compensation program has been delegated to officers of the Bank. Please refer to the “Executive Compensation” and “Compensation Tables” sections below for more information on our executive compensation arrangements and the compensation paid in 2014.

The compensation committee has adopted a written charter that sets forth its rights and responsibilities that is available at www.investarbank.com by clicking on “Corporate Governance” under the “Investor Relations” tab and then clicking on “Compensation Committee Charter”.

Who serves on the nominating and governance committee, and what are its responsibilities?

Andrew C. Nelson, M.D. (Chairman), James M. Baker, James H. Boyce, III, Robert M. Boyce, Sr. and David J. Lukinovich are the members of the nominating and governance committee. The board has determined that each member of the nominating committee is an “independent director” as defined in Rule 5605(a)(2) of the Nasdaq Marketplace Rules. Prior to his retirement, James L. Nelson, M.D. was a member of the nominating and governance committee and an independent director. During 2014, the nominating committee held two meetings.

The nominating and governance committee oversees the process for selecting and nominating persons for election as directors and administers our corporate governance policies. The committee is composed solely of members who satisfy the applicable independence requirements of the SEC and the Nasdaq Stock Market for nominating and governance committees.

When evaluating director candidates, the committee’s objective is to craft a board composed of individuals with a broad mix of backgrounds and experiences and possessing, as a whole, all of the skills and expertise necessary to guide a company like us in the prevailing business environment. The committee uses the same criteria to assess all candidates for director, regardless of who proposed the candidate. Section 2.13 of our By-laws lists the minimum qualifications that any director or director candidate must possess, which include, as to such individual, the following: (1) ownership (together with his or her affiliates) of at least $100,000 of our stock, unless the board determines otherwise; (2) satisfaction of all qualifications to serve as a director under applicable laws, rules and regulations; (3) no felony convictions or conduct inconsistent with our code of ethics or otherwise not in the best interests of us, the Bank or our employees; and (4) attendance (or ability to attend) at least 80% of all board and committee meetings.

In addition to the minimum qualifications in our By-laws, the nominating and governance committee considers whether the candidate possesses the following qualifications and qualities:

•	independence for purposes of the Nasdaq Marketplace Rules and SEC rules and regulations, and a record of honest and ethical conduct and personal integrity;

•	experience in banking, or in marketing, finance, legal, accounting or other professional disciplines;

•	familiarity with and participation in our markets;

•	ability to represent the interests of all of our shareholders; and

•	ability to devote time to the board of directors and to enhance their knowledge of our industry.

Although the board has not adopted a formal policy regarding the consideration of diversity when evaluating director candidates, the board believes that its membership should reflect diversity in its broadest sense. Accordingly, whenever the nominating and governance committee evaluates a potential candidate, we expect it to consider a candidate’s gender, ethnicity, experience, education, geographic location and difference of viewpoint, in the context of the composition of the board as a whole.

The nominating and governance committee has adopted a written charter that sets forth its rights and responsibilities that is available at www.investarbank.com by clicking on “Corporate Governance” under the “Investor Relations” tab and then clicking on “Nominating and Governance Committee Charter”.

Usually, nominees for election to the board are proposed by the current members of the board. The nominating and governance committee will also consider candidates that shareholders and others recommend. Shareholder recommendations should be addressed to: Randolf F. Kassmeier, Corporate Secretary, Investar Holding Corporation, 7244 Perkins Road, Baton Rouge, Louisiana 70808. Your recommendations must be submitted to us no earlier than January 21, 2016, and no later than February 22, 2016, for consideration as a possible nominee for election to the board at our 2016 annual meeting.

The specific requirements of our advance notice and eligibility provisions, which apply to shareholder recommendations of candidates for director, are set forth in Article Eight of our By-laws, as amended (our “By-laws”), a copy of which is available upon request. Among other things, a shareholders’ notice must include the following information as to each nominee:

•	The reason for making the nomination;

•

All arrangements or understandings (compensatory or otherwise) between or among the recommending shareholder(s) and the nominee, as well as any information that would have to be disclosed under Item 404 of Regulation S-K if the recommending shareholder (and any beneficial owner on whose behalf the recommendation has been made) was the registrant;

•

All information relating to the nominee that is required to be disclosed in solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and

•	The nominee’s written consent to being named in the proxy statement and to serve as a director if elected.

The shareholders’ notice must also set forth the name and address of the nominating shareholder and information relating to, among other things (1) all direct and indirect ownership interests (including hedges, short positions and derivatives) and economic interests in our stock (such as rights to dividends or fees related to an increase or decrease in the value of our stock) and all proxies and other arrangements to vote our stock held by the nominating shareholder, and (2) all other information that the shareholder would be required to disclose under Section 14 of the Exchange Act and the rules and regulations thereunder in connection with the solicitation of proxies by such shareholder in a contested election. If a shareholder intends to recommend a nominee for election as director on behalf of the beneficial owner of the shares that the recommending shareholder is the record owner of, the recommending shareholder must also provide the information described above with respect to the beneficial owner.

How does the board respond to shareholder questions?

The board has not adopted a formal procedure that you must follow to send communications to it, but it does have informal procedures, described below, which it believes adequately facilitate shareholder communications with the board. Shareholders can send communications to the board by contacting Randolf F. Kassmeier, our Corporate Secretary, in one of the following ways:

•	By writing to Investar Holding Corporation, 7244 Perkins Road, Baton Rouge, Louisiana 70808, Attention: Corporate Secretary;

•	By e-mail to randy.kassmeier@investarbank.com; or

•	By phone at (504) 609-2105.

If you request information or ask questions that can more efficiently be addressed by management, Mr. Kassmeier will respond to your questions instead of the board. He will forward to the audit committee any communication concerning employee fraud or accounting matters and will forward to the full board any communication relating to corporate governance or those requiring action by the board of directors.

Are directors and executive officers indebted to the Bank?

We have had banking transactions in the ordinary course of business with our executive officers and directors as well as their immediate families and affiliated companies, and we expect to engage in additional transactions with these persons in the future. These banking transactions include loans, deposits and other financial services-related transactions. All such banking transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to the Company or the Bank and did not involve more than the normal risk of collectability or present other unfavorable features.

Are there any other related person transactions?

The following describes transactions since January 1, 2014 in addition to the ordinary banking relationships described above in which we have participated and in which one or more of our directors, executive officers or other related persons had or will have a direct or indirect material interest (“related persons” includes the persons or entities included within the definition of “related parties” discussed in the next section):

•

Thomas C. Besselman, Sr., one of our directors, owns H.R. Solutions, L.L.C., located in Baton Rouge, Louisiana, which provides our payroll processing services. We paid H.R. Solutions, L.L.C. approximately $44,000 in fees in 2014 and expect to pay the company approximately $60,000 in fees in 2015. In addition, Mr. Besselman is an executive of Gallagher Benefit Services, which wrote our employee benefits insurance until we became self-insured effective May 1, 2014. We pay Gallagher Benefits Services an annual fee of $60,000 for the administration of our benefits programs.

•	We have engaged in transactions with Joffrion Commercial Division, LLC (or “JCD”), a commercial construction company owned and managed by Gordon H. Joffrion, III, one of our directors:

•

JCD was awarded the contract to renovate the third floor of the Clerk of Court building that we purchased in Baton Rouge to serve as our Operations Center, and we selected JCD to construct our new Baton Rouge branch. All of this work was completed in 2014, and we paid the company approximately $1.8 million in the aggregate.

•	In 2014, we awarded JCD the $0.9 million bid to construct our new location in Prairieville, Louisiana, which work was completed in February 2015.

•	We selected JCD in August 2014 to construct a new branch location in Gonzales, Louisiana. We expect this branch to open in 2015.

We believe that the terms and conditions of all of our transactions with each of H.R. Solutions, L.L.C. and Joffrion Commercial Division, LLC are comparable to terms that would have been available from a third party unaffiliated with us or the Bank. The compensation paid to Mr. Hidalgo’s daughter is, and the compensation paid to Mr. Boyce’s brother-in-law was, consistent with the compensation paid to similarly-situated employees of the Bank.

What are our policies and procedures for the review, approval and ratification of related party transactions?

We have adopted written policies to comply with regulatory requirements and restrictions applicable to us, including Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by the Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by the Bank to its executive officers, directors and principal shareholders).

In addition, our board of directors has adopted a written policy governing the approval of related party transactions that complies with all applicable requirements of the SEC and the Nasdaq Global Market concerning related party transactions. Under our policy, a related party transaction is a transaction, arrangement or relationship or a series of similar transactions, arrangements or relationships where the amount involved exceeds $120,000, in which we or one of our consolidated subsidiaries participates, and in which a “related party” has a direct or indirect material interest. “Related parties” include our directors (including nominees for election as director), executive officers, 5% shareholders (if any) and the immediate family members of these persons as well as any entity that any of them controls or in which any of them has a substantial beneficial ownership interest.

Our related party transaction policy is administered by our audit committee. Under the policy, the audit committee must compile (and update as necessary) a master list of all persons related to directors, executive officers and owners of greater than 5% of our common stock. Once a master list of related parties is prepared, the committee will distribute it to our loan committee and to our chief compliance officer, who will distribute the list to such other individuals as he deems appropriate. Among other things, the loan committee and other individuals will use this list to determine if any existing or proposed transaction is a related party transaction. If a proposed related party transaction is identified, then the audit committee will be responsible for gathering relevant information about the transaction, including, among other things, the material facts of the proposed transaction, including the amount involved and an assessment of whether the terms of the proposed transaction are comparable to those available to unrelated third parties. Based on this information, the committee then determines whether the proposed related party transaction should be approved, with any interested committee member barred from participating in the review.

Are there any legal proceedings involving a director or executive officer and Investar or the Bank?

We are not aware of any current legal proceedings involving any of our directors or executive officers and either the Bank or us.

EXECUTIVE OFFICERS

Who are our executive officers?

The names, ages, positions and business experience of our executive officers, except for Mr. D’Angelo, are listed below. Because he is also a member of our board, information about Mr. D’Angelo appeared previously in the “Board of Directors” section above under the question “How many directors serve on the board, and who are the current directors?” All of our executive officers are appointed annually by the board of directors and serve at the discretion of the board. In addition, we have not entered into any change in control, severance or noncompetition agreements with any executive officer, nor are we otherwise obligated to pay any executive officer any amounts if there is a change in control of the Company or the Bank or if such executive’s employment with us terminates.

Name	Age	Position

Rachel P. Cherco	55

Ms. Cherco has served as Cashier and Chief Financial Officer of the Bank since 2006. Prior to that time, Ms. Cherco was the Chief Financial Officer of United Community Bank from its chartering in 1998 until 2005.

Ryan P. Finnan	40

Since 2009, Mr. Finnan has served as Chief Operations Officer of the Bank. From 2008 to 2009, he served as our Consumer Lending Manager. Prior to joining the Bank, Mr. Finnan was employed by Hibernia National Bank/Capital One as its Indirect Servicing Manager from 2005 through 2007.

Christopher L. Hufft	42

Mr. Hufft joined the Bank in February 2014 as its Chief Accounting Officer. Prior to joining the Bank, Mr. Hufft served as the Vice President of Accounting at Amedisys, Inc., a publicly-traded home health and hospice company. Mr. Hufft, a licensed certified public accountant, also spent seven years in public accounting, serving both public and privately-held clients in the banking, healthcare and manufacturing sectors

Randolf F. Kassmeier	62

Mr. Kassmeier serves as the Executive Vice President and General Counsel of the Bank. From 1990 to 2006, he was Associate General Counsel and Senior Vice President for Hibernia National Bank, New Orleans, Louisiana. Following his employment at Hibernia National Bank, Mr. Kassmeier practiced law in New Orleans, advising several community banks.

Travis M. Lavergne	31

Mr. Lavergne has served as Executive Vice President and Chief Credit Officer since March 2013. He joined the Bank in July 2012 as our Chief Risk Management Officer, which position he still holds. Prior to joining the Bank, Mr. Lavergne was a Senior Examiner at the Louisiana Office of Financial Institutions from September 2005 to July 2012. As an examiner, he primarily conducted safety and soundness examinations of Louisiana-chartered banks and bank holding companies located in the Baton Rouge region.

EXECUTIVE COMPENSATION

What are the objectives of our compensation program?

The fundamental purpose of our executive compensation program is to assist us in achieving our financial and operating performance objectives. Specifically, we attempt to tailor an executive’s compensation to (1) retain and motivate the executive, (2) reward him or her upon the achievement of company-wide, department and individual performance goals and (3) align the executive’s interest with the creation of long-term shareholder value, without encouraging excessive risk taking. To that end, and within the context of our status as a private corporation prior to July 3, 2014, we have compensated our named executive officers through a mix of base salary, cash bonuses, equity-based incentives and other broad-based benefits, primarily retirement plans and insurance. We believe the mix of these compensation elements and the amounts of each element in 2014 provided our named executive officers with compensation that was consistent with our status as a corporation preparing to go public during the year, was reasonably competitive with our peers, and appropriately rewarded each named executive officer for his contribution to our performance.

Who is responsible for determining executive compensation?

The Bank determined the compensation of our executive officers and our directors prior to the share exchange on November 30, 2013 that resulted in the Bank becoming a wholly-owned subsidiary of the Company. Our compensation committee has determined the compensation of our executive officers and our directors since the share exchange. Our compensation committee recommends to our full board the amount and type of compensation for our named executive officers and our directors.

The compensation committee usually determines its recommendations regarding the compensation to be paid in an upcoming year to our principal executive officer and our two most highly compensated officers other than our principal executive officer, whom we refer to collectively as our “named executive officers,” either at its December meeting in the prior year or, if circumstances make such a meeting impractical, as soon as possible in the new fiscal year. At this meeting, the committee evaluates the performance of our named executive officers during the past year and recommends adjustments to base salaries and individual grants of stock options and awards of restricted stock to be made for the upcoming year, including any performance objectives or other restrictions that must be satisfied as a condition of any grant or award. In addition, the committee determines the amount of our named executive officers’ annual cash bonuses for the immediately completed fiscal year and, to the extent any equity compensation for that year was contingent on the attainment of performance goals, determines whether and to what extent the goals have been satisfied.

Role of Our Officers.  Our executive officers compile and provide information, make recommendations, and assist in the management and administration of our executive compensation plans. Their responsibilities may include, but are not limited to, the following:

•	Recommending pay levels and option grants and restricted stock awards for key executive officers, other than our chief executive officer;

•	Recommending changes to ensure that our compensation programs remain competitive and aligned with our objectives; and

•

Providing information and data to the committee, including, but not limited to: (1) information concerning Company and individual performance; (2) information concerning the attainment of our strategic objectives; (3) the common stock ownership of each executive and his option holdings; (4) information about equity compensation plan dilution; (5) quantification of all forms of compensation payable to our executives; and (6) peer group compensation and performance data.

Our executive officers may attend meetings at the request of the committee, except that Mr. D’Angelo is not present during the deliberations of his compensation.

Using Compensation Consultants.  The compensation committee has the authority to retain compensation consultants, but it did not retain any consultants in 2014. In October 2014, the Company engaged Creative Compensation Solutions to provide consulting services with respect to developing salary ranges and grades for all positions within Investar, based on market data. Prior to its engagement of Creative Compensation Solutions, our management considered the nature of any work previously performed by the Creative Compensation Solutions for us or the compensation committee and evaluated whether there were any relationships between it and the Company or its directors, officers or employees. Our management concluded that the engagement of Creative Compensation Solutions did not raise any conflicts of interest issues.

What are the specific elements of the compensation program, and what are they intended to address and reward?

Our compensation program consists of five elements:

Base salary. Our board of directors sets each named executive officer’s base salary annually, based on the recommendation of the compensation committee. Adjustments to base salary are based upon a review of a variety of factors, including the following:

•

individual and Bank performance, measured against quantitative and qualitative goals, such as our growth, asset quality, profitability and other matters, such as the status of our relationship with the banking regulatory agencies;

•	duties and responsibilities as well as the executive’s experience; and

•	the types and amount of each element of compensation to be paid to the named executive officer.

Cash incentives.  We offer annual cash incentives to certain employees, including our named executive officers. The cash incentive is intended to encourage high levels of performance and to enable the Company to recruit, retain and motivate employees by rewarding individuals for the Company’s profitability. The amount of an incentive bonus and the performance goals that must be satisfied to earn a bonus are based on an employee’s position at the Bank. The compensation committee approves the total incentive bonus that each employee is eligible to earn, while the individual performance goals are set by Mr. D’Angelo (except that the compensation committee establishes the goals applicable to Mr. D’Angelo’s incentive bonus). For our named executive officers, performance goals for 2014 related to, among other factors, the Bank’s pre-tax net income to the budget, our return on assets and efficiency ratio as well as our regulatory exam results.

Except for sign-on bonuses that we may pay in connection with the hiring of an executive officer, we do not pay discretionary cash bonuses.

Equity compensation.  Equity compensation has been granted and awarded under our 2014 Long-Term Incentive Compensation Plan, or the Equity Incentive Plan. Our grants or awards of equity compensation are intended to align the interests of our executives with the interests of our shareholders in a manner that does not encourage excessive risk-taking. The committee uses restricted stock to provide immediate alignment of executive and shareholder interests. We believe this alignment occurs because our executives become shareholders from the date of award and thus immediately benefit from increases in our stock price. The committee uses options to incent longer-term performance because options have value only to the extent our share price increases during the exercise period.

Perquisites and welfare benefits.  We maintain a number of broad-based benefit plans that are available to all of our employees, including group medical, dental and life insurance plans, some of which are contributory. Our named executive officers may participate in these plans. Other perquisites we provide are a car allowance to certain of our named executive officers and country club dues. Although these perquisites involve incidental personal value, we believe both are necessary to advance our business purposes.

Retirement benefits.  We offer our employees who have completed 90 days of service participation in a tax-qualified defined contribution 401(k) plan sponsored by the Bank, which is intended to incent retirement savings on a tax-advantaged basis. We match voluntary deferrals, not in excess of 4% of each employee’s compensation. Our matching contributions, as well as voluntary employee deferrals, are fully vested at all times. Benefits under the plan are equal to each employee’s account balance and may be distributed upon separation from employment, generally in the form of a single sum.

We do not maintain any defined benefit plan, actuarial benefit plan, supplemental executive retirement plan or deferred compensation plan for any employees, including the named executive officers (except for a deferred compensation plan in favor of one employee that we assumed in connection with our acquisition of First Community Bank in May 2013).

What were the compensation committee’s decisions with respect to named executive officer compensation in 2014?

Our named executive officers’ base compensation for our 2014 fiscal year is set forth below in the Summary Compensation Table in the “Compensation Tables” section. In addition to base compensation, the compensation committee also approved grants and awards of equity compensation under the Equity Incentive Plan to our named executive officers. An aggregate of 70,000 options were granted to Mr. D’Angelo, while Mr. Finnan was granted an aggregate of 11,000 options. Although Mr. Hufft’s employment with us had not yet commenced at the time of the compensation committee’s meeting, the committee approved the grant of 6,500 options as well as an award of 1,071shares of restricted stock as an employment inducement award, contingent upon Mr. Hufft’s commencement of employment. Please refer to “Compensation Tables—Outstanding Equity Awards at Fiscal Year End” for information about the terms of our stock option grants and restricted stock awards.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the compensation committee during 2014 were Suzanne O. Middleton (Chairman), James M. Baker, James H. Boyce, III and Andrew C. Nelson, M.D. In 2014, no member of the compensation committee was an officer or employee of the Company or any of its subsidiaries or was formerly an officer of the Company or any of its subsidiaries, and no member had any relationship, other than loan and other banking relationships, requiring disclosure as a related person transaction under applicable SEC regulations.

COMPENSATION TABLES

Compensation Summary.  The following table provides information regarding the compensation paid to our named executive officers for our fiscal years ended December 31, 2014 and 2013. Mr. Hufft’s employment with us began in February 2014, so there is no compensation information for him for 2013.

Summary Compensation Table for 2014

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	Option Awards(3)	Non-Equity Incentive Plan Compensation	All Other Compensation		Total
John J. D’Angelo	2014	$317,063	$—	$—	$240,800	$54,244	$26,271	(4)	$638,378
President and Chief Executive Officer	2013	273,755	—	60,004	—	68,321	22,957		425,037

Ryan P. Finnan	2014	$127,473	$—	$—	$37,840	$31,976	$6,929	(5)	$204,218
Chief Operations Officer	2013	122,338	—	30,002	—	20,303	6,126		178,769

Christopher L. Hufft	2014	$144,936	$5,000	$15,000	$22,360	$6,005	$3,332	(6)	$196,633
Chief Accounting Officer

(1)	Includes amounts deferred under the Company’s 401(k) plan.
(2)

We do not pay discretionary bonuses; annual cash bonuses are awarded under our performance-based incentive compensation plans, and are included in the “Non-Equity Incentive Plan Compensation” column. The payment to Mr. Hufft represents a signing bonus paid in connection with Mr. Hufft’s hiring in February 2014.

(3)

The dollar amount of our stock option grants and time-based restricted stock awards reflects the aggregate fair value determined as of the date of the grant or award in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation. Dividends payable on shares of restricted stock are not factored into our fair value determination of such award. Please refer to Note 14, “Stockholders’ Equity,” in the Notes to Consolidated Financial Statements in Item 8, Financial Statements and Supplementary Data, of our Form 10-K for the year ending December 31, 2014 for details regarding the assumptions used to derive the fair value of our stock option grants and restricted stock awards.

(4)

Consists of term life insurance premiums of $420, an allowance for the use of an automobile of $12,000, country club dues of $3,187, dividends on restricted stock of $264 and Company contributions to our 401(k) plan in the amount of $10,400.

(5)	Consists of term life insurance premiums of $420, dividends on restricted stock of $131 and Company contributions to our 401(k) plan in the amount of $6,378.
(6)	Consists of term life insurance premiums of $350, professional association dues of $595, dividends on restricted stock of $20 and Company contributions to our 401(k) plan in the amount of $2,367.

Outstanding Equity Awards at Fiscal Year End.  The following table provides information regarding outstanding stock options and unvested restricted stock awards that our named executive officers held as of December 31, 2014. Each grant and award listed below was made under our Equity Incentive Plan. Under the terms of the stock option grants and restricted stock awards, if a change in control (as defined in the Equity Incentive Plan) occurs, the options will be deemed fully vested and remain exercisable until their expiration while the shares of restricted stock will remain subject to applicable vesting conditions, except that such conditions lapse if the holder of the shares of restricted stock separates from service with us during the 24-month period after a change of control (other than an involuntary termination of employment for cause, as defined in the Equity Incentive Plan). The options and restricted stock, whether or not then vested, are subject to forfeiture in the event of an involuntary termination for cause or voluntary separation from service. The options are exercisable only during the period of employment, except that an extended exercise period is available in the event of the holder’s death, disability, retirement, or involuntary termination of employment without cause.

Outstanding Equity Awards at December 31, 2014
Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)

John J. D’Angelo	-	70,000(2)	$14.00	7/1/2024	4,929(3)	$68,267
Ryan P. Finnan	-	11,000(2)	$14.00	7/1/2024	2,445(3)	$33,863
Christopher L. Hufft	-	6,500(2)	$14.00	7/1/2024	1,071(3)	$14,833

(1)

This column represents the market value of the shares of restricted stock as of December 31, 2014, based on the closing price of our common stock, as reported on the Nasdaq Global Market, of $13.85 per share on December 31, 2014.

(2)	Options vest on a pro rata basis over a six-year service period, beginning on July 1, 2015.
(3)

Under the terms of the restricted stock award, one-fifth of the aggregate number of shares awarded vests on each June 30 following the date of the award, provided that the recipient of the award remains an employee of the Bank on such date.

REPORT OF THE AUDIT COMMITTEE

The information provided in this section shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to its proxy regulations or to the liabilities of Section 18 of the Exchange Act. The information provided in this section shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The audit committee oversees our financial reporting process on behalf of the board of directors. Management has the primary responsibility for the preparation, consistency and fair presentation of the financial statements, the accounting and financial reporting process, the systems of internal control, and the procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Management is also responsible for its assessment of the design and effectiveness of our internal control over financial reporting. Our independent registered public accountants are responsible for performing an audit in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB, to obtain reasonable assurance that our consolidated financial statements are free from material misstatement and expressing an opinion on the conformity of the financial statements of the Company with U.S. generally accepted accounting principles. The internal auditors are responsible to the audit committee and the board of directors for testing the integrity of the financial accounting and reporting control systems and such other matters as the audit committee and the board of directors determine.

In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management the audited financial statements of the Company for the year ended December 31, 2014 and management’s assessment of the design and effectiveness of our internal control over financial reporting as of December 31, 2014. The discussion addressed the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The committee reviewed and discussed with the independent registered public accountants their judgments as to the quality of our accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards including, without limitation, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU §380), as adopted by the PCAOB in Rule 3200T. In addition, the committee received the written disclosures and the letter from the independent registered public accountants required by applicable requirements of the PCAOB regarding the independent registered public accountants’ communications with the audit committee concerning independence, discussed with the independent registered public accountants their independence from management and the Company, and considered the compatibility of non-audit services with the auditors’ independence.

The committee discussed with our internal and independent registered public accountants the overall scope and plans for their respective audits. The committee met with the internal and independent registered public accountants, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The committee held seven meetings during 2014.

In reliance upon the reviews and discussions referred to above, the audit committee recommended to the board of directors (and the board has approved) that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the Securities and Exchange Commission.

Audit Committee:

Robert M. Boyce, Sr., Chairman	Carl R. Schneider, Jr.
Robert L. Freeman	Frank L. Walker
David J. Lukinovich

March 11, 2015

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Who are our independent registered public accountants?

The audit committee has appointed Postlethwaite & Netterville to serve as our independent registered public accountants for the 2015 fiscal year. A representative of Postlethwaite & Netterville is expected to attend the annual meeting. If present, the representative will have the opportunity to make a statement and will be available to respond to appropriate questions. Postlethwaite & Netterville has served as our independent registered public accountants and audited our financial statements since 2006.

What fees were paid to the independent registered public accountants in 2014 and 2013?

Fees related to services performed for us by Postlethwaite & Netterville in fiscal years 2014 and 2013 are as follows:

	2014	2013
Audit Fees(1)	$145,787	$52,600
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	6,500
All Other Fees	—	—
Total	$145,787	$59,100

(1)

Audit fees included fees and expenses associated with the audit of our financial statements, the reviews of the financial statements in our quarterly reports on Form 10-Q, and regulatory and statutory filings.

(2)	Audit-related fees primarily included fees and expenses associated with the audits of the financial statements of certain employee benefit plans and other required procedures.
(3)	Tax fees included fees associated with the preparation of the 2012 federal tax return and related tax services.

In accordance with the procedures set forth in its charter, the audit committee pre-approves all auditing services and permitted non-audit services (including the fees and terms of those services) to be performed for us by our independent registered public accountants prior to their engagement with respect to such services, subject to the de minimis exceptions for non-audit services permitted by the Exchange Act, which are approved by the audit committee prior to the completion of the audit. For fiscal years 2014 and 2013, none of the fees listed under Audit-Related Fees or Tax Fees were covered by the de minimis exception. The chairman of the audit committee has been delegated the authority by the committee to pre-approve the engagement of the independent registered public accountants when the entire committee is unable to do so. The chairman must report all such pre-approvals to the entire audit committee at the next committee meeting.

PROPOSALS

What are the voting procedures?

Shares represented by your proxy will be voted in accordance with your instructions at the annual meeting. If you return a paper proxy card signed but without any voting instructions, the proxy holders will vote your proxy as follows:

1.

“FOR” the election of James M. Baker, Thomas C. Besselman, Sr., James H. Boyce, III, Robert M. Boyce, Sr., J.E. Brignac, Jr., John J. D’Angelo, Robert L. Freeman, William H. Hidalgo, Sr., Gordon H. Joffrion, III, David J. Lukinovich, Suzanne O. Middleton, Andrew C. Nelson, M.D., Carl R. Schneider, Jr. and Frank L. Walker.

2.	“FOR” the ratification of the appointment of Postlethwaite & Netterville as our independent registered public accountants for 2015.

You are entitled to one vote for each share held.

Proposal No. 1 – Election of 14 Directors

The 14 directors elected at our annual meeting will serve a one-year term. The board has nominated for election as directors:

• James M. Baker	• William H. Hidalgo, Sr.
• Thomas C. Besselman, Sr.	• Gordon H. Joffrion, III
• James H. Boyce, III	• David J. Lukinovich
• Robert M. Boyce, Sr.	• Suzanne O. Middleton
• J.E. Brignac, Jr.	• Andrew C. Nelson, M.D.
• John J. D’Angelo	• Carl R. Schneider, Jr.
• Robert L. Freeman	• Frank L. Walker

Each nominee presently serves as a member of our board, and biographical information about them is set forth above in the “Board of Directors” section under the question “How many directors serve on the board, and who are the current directors?” If for any reason one or more of the nominees is not available as a candidate for director, an event that the board of directors does not anticipate, the proxy holders will vote, in their discretion, for another candidate or candidates nominated by the board.

Required Vote.  Directors are elected by a plurality vote; the nominees in each class who receive the highest number of votes cast, up to the number of directors to be elected in that class, are elected.

Our board of directors unanimously recommends a vote “FOR” the election of each of the 14 nominees for director to the board of directors.

Proposal No. 2 – Ratification of the Appointment of Postlethwaite & Netterville as our Independent Registered Public Accountants for 2015

We are asking our shareholders to ratify the selection of Postlethwaite & Netterville as our independent registered public accountants for 2015. Although current law, rules and regulations, as well as the charter of the audit committee, require the audit committee to engage, retain and supervise our independent registered public accountants, we view the selection of the independent registered public accountants as an important matter of shareholder concern and thus are submitting the selection of Postlethwaite & Netterville for ratification by shareholders as a matter of good corporate practice.

Required Vote.  The affirmative vote by a majority of the votes cast at the annual meeting is required for the ratification of the appointment of Postlethwaite & Netterville as our independent registered public accountants. If our shareholders fail to ratify this appointment, the audit committee will reconsider whether to retain Postlethwaite & Netterville and may retain that firm or another firm without resubmitting the matter to our shareholders. Even if the appointment is ratified, the audit committee may, in its discretion, direct the appointment of a different independent registered public accountant at any time during the year if it determines that such change would be in our best interests and in the best interests of our shareholders.

Our board of directors unanimously recommends a vote “FOR” the ratification of

Postlethwaite & Netterville as our independent register public accountants for 2015.

SHAREHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING

At the annual meeting each year, the board of directors submits to shareholders its nominees for election as directors. In addition, the board may submit other matters to the shareholders for action at the annual meeting. Shareholders may also submit proposals for action at the annual meeting.

Proposals for Inclusion in Our Proxy Statement

Shareholders interested in submitting a proposal for inclusion in our proxy materials for the 2016 Annual Meeting of Shareholders may do so by following the procedures described in Rule 14a-8 of the Exchange Act. If the 2016 annual meeting is held within 30 days of May 20, 2016, shareholder proposals must be received by John J. D’Angelo at 7244 Perkins Road, Baton Rouge, Louisiana 70808, no later than the close of business on December 12, 2015 in order for such proposals to be considered for inclusion in the proxy statement and form of proxy relating to such meeting.

Proposals to be Introduced at the 2016 Annual Meeting

For any shareholder proposal to be presented in connection with the 2016 Annual Meeting of Shareholders but without inclusion in our proxy materials, including any proposal relating to the nomination of an individual to be elected to the board of directors, a shareholder must give timely written notice thereof in writing to our corporate secretary in compliance with the advance notice and eligibility requirements contained in our By-laws. To be timely, a shareholder’s notice must be delivered to Randolf F. Kassmeier, our Corporate Secretary, at 7244 Perkins Road, Baton Rouge, Louisiana 70808 not less than 90 days nor more than 120 days prior to the first anniversary of the immediately preceding year’s annual meeting. If, however, the date of the annual meeting is advanced by more than 30 days or delayed by more than 90 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if public announcement of the date of such meeting is made less than 120 days in advance, the 10th day following the date of the first public announcement of the date of such meeting. The notice must contain information specified in our By-laws about each nominee or the proposed business and the shareholder making the nomination or proposal.

Under our By-laws, based upon the meeting date of May 20, 2015 for the 2015 Annual Meeting of Shareholders, a qualified shareholder intending to introduce a proposal or nominate a director at the 2016 Annual Meeting of Shareholders but not intending the proposal to be included in our proxy materials must give written notice to our Corporate Secretary not earlier than the close of business on January 21, 2016 and not later than the close of business on February 22, 2016.

The advance notice provisions in our By-laws also provide that in the case of a special meeting of shareholders called for the purpose of electing one or more directors, a shareholder (who otherwise satisfies the conditions set forth in our By-laws) may nominate a person or persons (as the case may be) for election to such position if the shareholder’s notice is delivered to the Corporate Secretary at the above address not earlier than the 120th day prior to the special meeting and not later than the close of business on the later of the 90th day prior to the special meeting or, if public announcement of the date of such meeting is made less than 120 days in advance, the 10th day following the date of the first public announcement of the date of the special meeting and of the nominee(s) proposed by the board of directors to be elected at such meeting.

The specific requirements of our advance notice and eligibility provisions are set forth in Article Eight of our By-laws, a copy of which is available upon request. Such requests and any shareholder proposals should be sent to Randolf F. Kassmeier, Corporate Secretary, 7244 Perkins Road Baton Rouge, Louisiana 70808.

OTHER MATTERS

As of the date of this proxy statement, management was unaware of any other matters to be brought before the annual meeting other than those set forth herein. However, if any other matters are properly brought before the annual meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their best judgment.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

Upon written request of any record holder or beneficial owner of shares entitled to vote at the annual meeting, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2014. Requests should be mailed to Randolf F. Kassmeier, Executive Vice President and General Counsel, 7244 Perkins Road Baton Rouge, Louisiana 70808. You may also access our Annual Report on Form 10-K on our Internet website, www.investarbank.com.

By Order of the Board of Directors,

William H. Hidalgo, Sr.

Chairman of the Board

April 10, 2015

Investar Holding Corporation

7244 Perkins Road

Baton Rouge, Louisiana 70808

(225) 227-2222

www.investarbank.com

ANNUAL MEETING OF INVESTAR HOLDING CORPORATION Date: May 20, 2015 Time: 3:00 P.M. (Local Time) Place: 10500 Coursey Blvd., 3rd Floor, Baton Rouge, Louisiana 70816						Annual Meeting of Investar Holding Corporation to be held on Wednesday, May 20, 2015 for Holders as of March 23, 2015 This proxy is being solicited on behalf of the Board of Directors VOTE BY:
Please make your marks like this: ☒ Use dark black pencil or pen only						INTERNET Go To		TELEPHONE 866-206-5469
Board of Directors Recommends a Vote FOR proposals 1 and 2.
1:	Election of directors of Investar Holding Corporation					www.proxypush.com/ISTR • Cast your vote online. • View Meeting Documents.	OR	• Use any touch-tone telephone. • Have your Proxy Card/Voting Instruction Form ready. • Follow the simple recorded instructions.
		For		Withhold	Directors Recommend ê

01 James M. Baker

02 Thomas C. Besselman, Sr.

03 James H. Boyce, III

04 Robert M. Boyce, Sr.

05 J.E. Brignac, Jr.

06 John J. D’Angelo

07 Robert L. Freeman

08 William H. Hidalgo, Sr.

09 Gordon H. Joffrion, III

10 David J. Lukinovich

11 Suzanne O. Middleton

12 Andrew C. Nelson, M.D.

13 Carl R. Schneider, Jr.

14 Frank L. Walker

		☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐		☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	For For For For For For For For For For For For For For

  MAIL

  OR           •  Mark, sign and date your Proxy Card/Voting Instruction Form.

             • Detach your Proxy Card/Voting Instruction Form.

             • Return your Proxy Card/Voting Instruction Form in the

               postage-paid envelope provided.

The undersigned hereby appoints John J. D’Angelo and Randolf F. Kassmeier, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Investar Holding Corporation which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSAL IN ITEM 2, AND AUTHORITY WILL BE DEEMED GRANTED UNDER ITEM 3.

All votes must be received by 5:00 P.M., Eastern Time, May 19, 2015

All votes for 401(k) participants must be received by 5:00 P.M., Eastern Time, May 14, 2015.

                PROXY TABULATOR FOR

                Investar Holding Corporation

                P.O. BOX 8016

                CARY, NC 27512-9903

		For	Against	Abstain
2:	Ratification of appointment of Postlethwaite & Netterville APAC as our independent registered public accounts for 2015.	☐	☐	☐	For

3:	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Authorized Signatures - This section must be completed for your Instructions to be executed.		EVENT # CLIENT # OFFICE #

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Proxy — Investar Holding Corporation
Annual Meeting of Shareholders
May 20, 2015, 3:00 p.m. (Local Time)
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints John J. D’Angelo and Randolf F. Kassmeier (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of Investar Holding Corporation, a Louisiana corporation (“the Company”), the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 10500 Coursey Blvd., 3rd Floor, Baton Rouge, Louisiana 70816, on Wednesday, May 20, 2015 at 3:00 p.m. (Local Time) and all adjournments thereof.

The purpose of the Annual Meeting is to take action on the following:
1.	Proposal 1; Election of directors of Investar Holding Corporation.
2.	Proposal 2; Ratification of appointment of Postlethwaite & Netterville APAC as our independent registered public accountants for 2015.
3.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The 14 directors up for election are: James M. Baker, Thomas C. Besselman, Sr., James H. Boyce, III, Robert M. Boyce, Sr., J.E. Brignac, Jr., John J. D’Angelo, Robert L. Freeman, William H. Hidalgo, Sr., Gordon H. Joffrion, III, David J. Lukinovich, Suzanne O. Middleton, Andrew C. Nelson, M.D., Carl R. Schneider, Jr., and Frank L. Walker

The Board of Directors of the Company recommends a vote “FOR” all nominees for director and “FOR” Proposal 2.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees for director and “FOR” Proposal 2. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.

To attend the meeting and vote your shares in person, please mark this box. ☐